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                                                                   Exhibit 10.15


                                    [Page 1]



================================================================================


                               SUBLEASE AGREEMENT


================================================================================





                             BETWEEN THE UNDERSIGNED

                                  GUERBET S.A.
            A Corporation with a capital of 56,807,560 French Francs
                listed in the Registry of Commerce and Companies
                    of Bobigny under the number B 308 491 521
                domiciled at Villepinte 93420, 15 rue de Vanesses

    represented herein by Mr. Michel GUERBET, President and Managing Director

                                   on one hand

                                       AND

                                BIOSPHERE MEDICAL
             A Corporation with a capital of 1,000,000 French Francs
                    domiciled at Zone Industrielle de Louvres
                      Rue de la Briqueterie - 95380 LOUVRES
            Registry of Commerce and Companies of PONTOISE, 98 B 885

    represented herein by Ms. Marie-Paule LEROY LANDERCY, in her capacity as
                       Chairman of the Board of Directors

                               on the other hand,



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                                    [Page 2]

THE FOLLOWING PRIOR DECLARATIONS HAVE BEEN MADE:

1. Pursuant to the terms of an instrument received by Mr. GUEROULT, associated notary, on October 28, 1991, GUERBET S.A. contracted with U.I.S. - UNION POUR LE FINANCEMENT D'IMMEUBLES DE SOCIETES - SICOMI - for real-estate leasing pertaining to a real-estate property located in LOUVRES (Val d'Oise) in the area by the name of "La Briqueterie", comprising a building used for warehousing and office purposes, workshops and premises associated therewith, on a ground floor and a first floor [T.N.: US, FIRST AND SECOND FLOORS] on a portion of the space.

     such building comprising a developed floor space of approximately
     4,847 m(2) of storage space, approx. 1,621 m(2) of offices, workshops and associated locations on a plot of approx. 11,504 m(2).

2. The leasing agreement has been agreed to and accepted by a number of different means, clauses and terms which Ms. Marie-Paule LEROY LANDERCY, in her capacity set forth above, declares to be perfectly aware of since she has received a copy of the aforementioned instrument.

3. GUERBET S.A., being unable to currently use itself and through its subsidiaries the entire floor space being the indivisible object of the leasing agreement, has made a proposal to BIOSPHERE MEDICAL to sublet on a revocable basis a part of the space for a specified period of time.

4. Under the leasing agreement binding GUERBET S.A. to U.I.S. and in view of its indivisible nature, this present sublease agreement is not subject to the provisions of the decree of September 30, 1953 and is herewith granted on a revocable basis, which is herewith expressly recognized by BIOSPHERE MEDICAL.

5. U.I.S. has verbally granted its prior consent to this present subleasing on a revocable basis.


IN VIEW OF THE ABOVE DECLARATIONS, THE FOLLOWING HAS BEEN STIPULATED AND AGREED:

                         SUBLEASE ON A REVOCABLE BASIS:

GUERBET S.A., on the basis of a revocable sublease, herewith grants to BIOSPHERE MEDICAL, for a period of five years from May 1, 1998 and ending on April 30, 2003, the premises comprising a floor space of 1000 m2, which is accepted by Ms. Marie-Paule LEROY LANDERCY, in her capacity set forth above. A drawing shall be annexed hereto together with an inventory of the premises.


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                                    [Page 3]

Unless specified otherwise herein, this present sublease shall be solely for the duration set forth herein, except for termination solely by BIOSPHERE MEDICAL: by means of six (6) months prior notice. Upon expiration of its term, this present sublease shall terminate by operation of law without requiring any formal acts. However, six months prior thereto, BIOSPHERE MEDICAL shall be entitled to request its extension, which shall be granted for another three-year period subject to readjustment of the rental fee stipulated hereinafter based on the change in the domestic INSEE Construction Cost Index.


                                DUTIES AND TERMS

This present revocable sublease is agreed upon and granted pursuant to the usual covenants and terms as well as those set forth below which BIOSPHERE MEDICAL agrees to carry out and accomplish, to wit:

1. to receive the premises leased "as is" without being entitled to require GUERBET S.A. to carry out any work, repairs or restoration. A check walk-through report shall be prepared by the parties within eight days hereof.

2. to keep the leased premises permanently equipped with furniture, belongings, personal effects, material and merchandise in sufficient quantity and of sufficient value to ensure payment of the rent and fulfillment of the terms and conditions of the lease.

3. to strictly remit its personal contributions and professional taxes and to comply with all taxes, municipal and police duties to which tenants are usually subject, [and] to reimburse GUERBET S.A. for payments [and] taxes related with the lease.

4. to maintain and restore the leases to proper conditions of maintenance and repair as per the statement of premises prepared as of the effective date of use, to carry out all repairs necessary with the exception of those set forth in Article 606 Civil Code, and GUERBET S.A. declares, for its part, that the premises made available to BIOSPHERE MEDICAL are asbestos-free.

5. not to be entitled under any circumstances to assign or transfer its right of use concerning these present premises or to make the use of the premises available in any fashion whatsoever, whether free of charge or for consideration.

6. not to be entitled, without the prior written consent of GUERBET S.A., to make any change in the disposal of the leased premises, [or] any holes in the walls for any reason whatsoever. The work, if authorized, shall be carried out under the supervision of the architect of GUERBET S.A., whose fees shall be borne by the lessee. Any improvement or adjustment shall accrue to GUERBET S.A., without indemnification, with the latter being entitled to demand restoration to the original condition at the expense of BIOSPHERE MEDICAL.


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                                    [Page 4]

7. to support and bear the cost of the performance of all large-scale repairs which may become necessary during the term of the lease, without being entitled to demand any compensation or reduction of the rent set forth below, even in the event that the duration of the work exceeds forty days, provided that, once such work commences, it is accomplished promptly and without interruption.

8. to obtain and to maintain insurance, without recourse against GUERBET S.A., for all risks, including fire, with a reputable company in good standing and throughout the entire term of the lease, covering the furniture, the material and the merchandise located on the premises, as well as for all leasing risks and the right of recourse of neighbors, to pay as due the premiums and contributions of such insurance, all of which must be justified vis-a-vis GUERBET S.A. at the first request to that effect.

     to reimburse GUERBET S.A. for all extra premiums which may be charged, whether directly in its capacity of lessee of the premises under the lease-to-purchase agreement, or on the basis of stipulations pertaining to co-ownership regulations of the building or which would result from the nature of the use of the premises on the basis of increased risks.

9.   to comply with the rules pertaining to the building.

10. not to be entitled under any circumstances to affix any sign, plate or inscription on the building without the prior and written authorization to do so by GUERBET S.A. and always in compliance with the rules for the building.

11. not to be entitled to use the leased premises for any purpose other than as offices and storage space for its activity of manufacturing and marketing catheters and guides used in radiology, while such purpose can not subsequently represent a change to the purpose of the premises set forth in the leasing agreement.

     BIOSPHERE MEDICAL shall furthermore personally assume responsibility for obtaining all administrative authorizations which may be required and complying with all regulations in this matter as well as any recourse which may be lodged on whatever basis in terms of co-ownership due to its activity.

12. to comply with all provisions of the leasing instrument of October 28, 1991 which may concern BIOSPHERE MEDICAL. In particular, it shall herewith be specified that this present sublease agreement can not be held against the owner of the building and that, under any theory, the termination, for any reason whatsoever, of the leasing agreement shall lead, by operation of law, to the ultimate termination of this present sublease. BIOSPHERE MEDICAL therefore declares that it waives all rights and actions both vis-a-vis the owner and the credit lessee, in particular any compensation for eviction or the right of renewal of its sublease agreement or maintenance of the same.


                                      RENT


This present lease is agreed upon and accepted on the basis of an annual rent with a principal of five hundred thousand French Francs (500,000 FF), exclusive of taxes and fees, which BIOSPHERE MEDICAL agrees to pay in twelve monthly installments and in advance to GUERBET S.A.



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                                    [Page 5]

The parties furthermore agree that an exemption of rent and other charges for twenty-four (24) months from May 1, 1998 is granted to the lessee, to improve its chances of success:

IT IS EXPRESSLY AGREED THAT:

- in the event of nonpayment, even for a single charging or rental period when due, or in case of noncompliance with one of the above terms, this present sublease shall be rescinded by operation of law if GUERBET S.A. so desires, one month after a simple request for payment or default notice has not produced any result, without requiring compliance with the legal formalities.

- in the event of the aforementioned rescission, in case BIOSPHERE MEDICAL refuses to vacate the premises, BIOSPHERE MEDICAL can be forced to comply therewith on the basis of a simple injunction issued by the President of the District Court] of the domicile of the leased premises.

                                ADJUSTMENT CLAUSE

It is expressly agreed that the rent pertaining to this present lease shall be readjusted in case this present lease is renewed for a period of three years. Such rent shall be tied, without discount or exemption, to the official construction cost index published by INSEE, and GUERBET S.A. shall not be required expressly to make a request to such effect.

The reference indices shall be those of the last civil quarter preceding the effective date of this present lease and the last civil quarter preceding the revision date.

                                      FEES

All expenses [and] fees of this present instrument shall be borne by the lessee.

Each party shall assume its own attorney fees.

                                 Issued in PARIS
                                On April 29, 1998
                                 In three copies
                            One copy for registration


FOR GUERBET S.A.                                           FOR BIOSPHERE MEDICAL
Signature [ILLEGIBLE]                                      Signature [ILLEGIBLE]



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                                    [Page 6]

[ONE ILLEGIBLE LINE]
Our reference 106
Tax N(o) 844590
Account N(o) 20136L

[LEFT-HAND MARGIN OF THE DOCUMENT]
AUTHENTIC COPY

HYPOTHEQUES ERMONT
December 11, 1991
Provision: 148628
U.O.N(o) 12.305

[RECEIVED STAMP: LARGELY ILLEGIBLE]


OCTOBER 28, 1991
LEASE-TO-BUY AGREEMENT
By UIS for the benefit of GUERBET S.A.

ALLEZ & ASSOCIES, NOTARIES
A company owning a Notary's Office
25, avenue George-V - 75008 Paris
Phone (1) 47 23 61 67 - Fax (1) 47 23 43 45


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                                    [Page 7]

                                FISCAL STAMP PAID
                             Authorization N(o) 1/78
                              of February 15, 1979

                      [OFFICIAL STAMP - LARGELY ILLEGIBLE]

In nineteen hundred and ninety-one, on the twenty-eight day of October, signed by the notary on the same date, in Paris (8th Arrondissement), 25 Avenue George V,

Mr. Jean-Pierre GUEROULT, Associate Notary with the Civil Professional Company by the name of "ALLEZ & ASSOCIES, NOTARIES", owner of a Notary's Office in Paris (8th Arrondissement), 25 Avenue George V, has authenticated this present instrument at the request of the parties identified below:

1) "U.I.S." - UNION POUR LE FINANCEMENT D'IMMEUBLES DE SOCIETES, a banking institution registered as a financing company, approved as a Real-Estate Company for Trade and Industry, governed by the law N(o) 66-455 of July 2, 1966 and by the ordinance N(o) 67-837 of September 28, 1967 and subsequent texts, a corporation with a capital of 281,439,000 French Francs, domiciled at PARIS (8th Arrondissement), 5 avenue Percier, registered in the Commercial and Corporation Registry of PARIS under the number B 632 037 248.

     Said company is subject to the tax system of Real-Estate Companies for Trade and Industry on the basis of a ruling by the Minister of Economics and Finance.

     HEREINAFTER REFERRED TO AS "THE LESSOR"

     ON ONE HAND

2) the Company by the name of GUERBET S.A., a corporation with a capital of 44,199,200 French Francs, domiciled at VILLEPINTE (Seine-Saint-Denis), 15 rue Vanesses, registered in the Commercial and Corporation Registry of BOBIGNY under the number B 308 491 521.

     HEREINAFTER REFERRED TO AS "THE LESSEE"

     ON THE OTHER HAND



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                                    [Page 8]

                                 REPRESENTATION

1)       U.I.S. is represented by:

         Mr. Francois Xavier LABAYLE, Advisor to the President, residing at PARIS (8th Arrondissement), 5 Avenue Percier.

         ACTING in the name and as the agent of:

         Mr. Alain JULIARD, President of the Board of Directors, residing at PARIS (8th Arrondissement), 5 Avenue Percier.

         BY VIRTUE of the powers conferred on him for the purposes of this present instrument pursuant to the terms of a power of attorney by private deed dated October 28, 1991 in Paris, attached hereto.

         In said power of attorney, Mr. JULIARD acted in his capacity of President of the Board of Directors, a post to which he was appointed upon resolution of the Board of Directors of said Company during a meeting held on December 20, 1990.

2) GUERBET S.A. is represented by Mr. Michel GUERBET, its President, residing in PARIS (17th Arrondissement), 55 Boulevard Pereire.

         SPECIFICALLY authorized for the purposes of this present document upon resolution of the Board of Directors of said Company of October 25, 1991; a certified copy of the minutes being annexed hereto.



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                                    [Page 9]

WHO, in their capacities set forth above, prior to entering into the agreements being the subject matter of this present instrument, have declared the following:


                                    STATEMENT

A                 TABLE OF CONTENTS

 SECTION I:        DEFINITIONS                                            Page 6

SECTION II:        LEASE                                                  Page 6

Article 1:         DURATION                                               Page 8
Article 2:         RENT                                                   Page 8
Article 3:         COVENANTS AND TERMS                                   Page 11

                   a) Occupation                                         Page 11
                   b) Maintenance - Work                                 Page 12
                   c) General Terms and Conditions                       Page 13

Article 4:         FEES AND TAXES                                        Page 13
Article 5:         ASSIGNMENT - SUBLEASING - MANAGEMENT                  Page 14

                   a) Assignment                                         Page 14
                   b) Subleasing                                         Page 14
                   c) Management                                         Page 15
                   d) Assignment by the Lessor                           Page 15

Article 6:         LIABILITY - INSURANCE                                 Page 15

                   I:   Agreements between the Parties                   Page 15
                   II:  Insurance                                        Page 15
                   III: Claims/Events of Loss                            Page 17
                        a) General Terms and Conditions                  Page 17
                        b) Partial Loss                                  Page 18
                        c) Total Loss                                    Page 19

Article 7:         VALUE-ADDED TAX                                       Page 19



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                                    [Page 10]


SECTION III:       PROMISE OF SALE                                       Page 19

Article 8:         PROMISE OF SALE                                       Page 19

SECTION IV:        RESCISSION                                            Page 21

Article 9:         RESCISSION BY THE LESSEE                              Page 21
Article 10:        RESCISSION BY THE LESSOR                              Page 22

TITLE V:           EXPROPRIATION                                         Page 23

Article 11:        Expropriation                                         Page 23

                   - Total Expropriation                                 Page 23
                   - Partial Expropriation                               Page 23
                   - Disputes                                            Page 23

TITLE VI           MISCELLANEOUS PROVISIONS                              Page 24

Article 12:        DECLARATIONS                                          Page 24
Article 13:        Leasing Agreement as Collateral                       Page 24
Article 14:        PUBLICATION OF REAL-ESTATE TRANSACTIONS               Page 24
Article 15:        ELECTION OF DOMICILE - SPECIFICATION OF JURISDICTION  Page 25
Article 16:        FEES                                                  Page 25

                                  B - STATEMENT

Pursuant to an instrument received by Mr. LETULLE, Associate Notary in PARIS, on June 29, 1973 and published at the Mortgage Office No. 2 of PONTOISE on August 29, 1973, Volume 6,204, Number 3, U.I.S. purchased, by paying a cash price received at that time, from the company MACKENZIE HILL SA Societe Anonyme with a capital of 100,000 French Francs, whose domicile was PARIS (16th Arrondissement), 19 Rue de la Tour, registered in the Registry of Trade and Companies of PARIS under the number 70 B 2375, the building being the subject matter of this present leasing, located in the Industrial Zone of LOUVRES (Val d'Oise).



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                                    [Page 11]

The title search results are represented in the said record.

                        C - ECONOMICS OF THE TRANSACTION

Pursuant to the terms of a private deed dated September 14, 1988, U.I.S. granted GUERBET S.A., and the latter accepted, the rental of the premises owned by it and located in the Industrial Zone of LOUVRES (Val d'Oise), in accordance with the clauses, conditions and rent specified therein.

Said instrument specifies that the following premises are affected thereby: cells 1, 2, 4, 5, and 6 of the building, comprising approx. 4,026 m(2) of storage space and 1,364 m(2) of office space.

In departure from the clauses of the lease dated September 14, 1988, which did not grant the option of termination prior to September 1, 1992, the LESSEE requested the LESSOR, who agreed to this, to ensure financing of the leased building (cells 1, 2, 4, 5, and 6) on the basis of real-estate leasing.

As a result thereof, GUERBET S.A. requested the LESSOR to amicably rescind said lease as of that date and specified that the business operated by GUERBET S.A. on the premises [and its assets] are free of any privilege or collateral.

Furthermore, the premises of cell 3 of the building, comprising a floor space of approx. 821 m(2) of storage space and 257 m(2) of office space, which are a part of the same building unit, shall be included in this present leasing, with the LESSEE agreeing to receive the same in their current condition.

The lease is therefore granted for the entire property of the LESSOR comprising 6 cells, i.e. approx. 4,847 m(2) of storage space, 1,621 m(2) of office space and annexed premises on a total land area of approx. 11,504 m(2).

To aid the understanding of the stipulations below, the respective roles of the parties in this present transaction shall be specified as follows:

The LESSEE resorts to this means of financing to have the option of becoming the owner of the building at the expiration of the leasing agreement by paying a nominal price after periodic rental payments covering both the financial amortization as well as the interest on the lease-to-buy.



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                                    [Page 12]

                               D - LEASING AMOUNT

The amount of the lease-to-buy shall be TWELVE MILLION SEVEN HUNDRED AND TWENTY-FIVE THOUSAND THREE HUNDRED AND EIGHTEEN FRENCH FRANCS AND FORTY-ONE CENTIMES (12,725,318.41 FF), excluding VAT corresponding to the value of the building as stipulated between the parties.

The land appears in the books of the LESSOR at a value of ONE MILLION FRENCH FRANCS (1,000,000 FF).

Based on the above declarations, the parties agree as follows:

                             SECTION I - DEFINITIONS

1) Rent: financial amortization included in each installment, plus interest calculated on the basis of the "remaining financing amount due".

2) Remaining financing amount due: amount of the leasing remaining due after payment of each installment of rent.

3) T.M.M.: [Taux Moyen Mensuel] - average monthly daily interbank Money Market rate.

                               SECTION II - LEASE

By means of this present instrument, the LESSOR leases, in conformity with the provisions of the Law No. 66-455 of July 2, 1966 and of the Ordinance No. 67-837 of September 28, 1967 concerning real-estate leasing, to the LESSEE, who accepts, the real-estate property and rights set forth below and hereinafter referred to as the "BUILDING".

                                   DESIGNATION

A REAL-ESTATE UNIT located in LOUVRES (Val d'Oise) in the area by the name of "La Briqueterie", comprising:

A building to be used for warehousing and offices annexed thereto necessary for the use of the warehouse, comprising a ground floor and first floor on a portion [of the floor space],

and land with an area, according to the records, of eleven thousand five hundred and four square meters, bordered:



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                                    [Page 13]

- in front: by the new road number 2;
- in the back: by Mr. NANSOT or representatives;
- on the right-hand side: by the company DRAGOCO or representatives;
- on the left-hand side: by the company MACKENZIE HILL or representatives;

forming the lots with the numbers 41 to 48 of the zoning plan described below,

and listed in the new register of said community as an area by the name of "La Briqueterie", section F, to wit:

* number 1444   for an area of 14 ares 91 square meters           (Lot 41)
* number 1445   for an area of 14 ares 83 square meters           (Lot 42)
* number 1446   for an area of 14 ares 74 square meters           (Lot 43)
* number 1447   for an area of 14 ares 55 square meters           (Lot 44)
* number 1448   for an area of 14 ares 33 square meters           (Lot 45)
* number 1449   for an area of 14 ares 11 square meters           (Lot 46)
* number 1450   for an area of 13 ares 89 square meters           (Lot 47)
* number 1451   for an area of 13 ares 68 square meters           (Lot 48)

PLEASE NOTE that the property constituting the subject matter of this present lease are included in the zoning plan of the ACTIVITY ZONE OF LOUVRES approved by ordinance of the Prefect of Val d'Oise dated June 28, 1968.

According to a certificate issued on March 9, 1973 by the Prefect of Val d'Oise, annexed to the transcript of a sales instrument received by Mr. FIXOIS, Notary at LOUVRES, on March 9, 1973:



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                                    [Page 14]

- all formalities prescribed by the Decree No. 58-1466 of December 31, 1958, pertaining to the zoning plan have been fulfilled.

-    the requirements set forth in the authorization ordinance have been met.

                                       * *
                                        *

Furthermore, the documents pertaining to the zoning plan and, in particular, a copy of the specifications of the zoning plan having five sections, to wit:

SECTION I:        RULES
SECTION II:       SPECIFICATIONS
SECTION III:      SUMMARY OF SUPPORTING DOCUMENTS
SECTION IV:       WORK SCHEDULE
SECTION v:        BYLAWS OF THE LABOR UNION

have been annexed to the transcript of an instrument received by Mr. FIXOIS, Notary at LOUVRES, on March 10, 1973.

A copy of said specifications has been annexed to this present instrument.


ARTICLE 1 - DURATION

This present leasing agreement is entered into for a period of fifteen years to be calculated retroactively from October 1, 1991, i.e. until September 30, 2006.

This agreement is governed by the provisions of the law and ordinance set forth above; the provisions specified in the second and third Paragraphs of Article 3-1 of Decree No. 53-960 of September 30, 1953, in Article 13 of the Law No. 85-1408 of December 30, 1985 and in Law No. 86-12 of January 16, 1986 are not applicable hereto.

ARTICLE 2 - RENT

This present lease-to-buy agreement is entered into and accepted on the basis of a rent which the LESSEE agrees to pay by transfer to the account of the LESSOR opened under the number 20 1010 14400 with BANQUE N.S.M. (Bank Routing Number 30788, Office Code 00100, RIB Key 02).



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                                    [Page 15]

The rental payments referred to below as "BASE RENT" are due on a quarterly basis and in advance, on October 1, January 1, April 1 and July 1 of each year, for the first time on October 1, 1991.

A - BASE RENT

The amount exclusive of V.A.T. of each quarterly base rent on the effective date of this present instrument is indicated in the schedule attached hereto in Attachment 1.

B - ADJUSTMENT

Each quarterly base rent above shall be readjusted in terms of 15% of its amount on the basis of the national construction cost index established by the INSTITUT NATIONAL DE LA STATISTIQUE ET DES ETUDES ECONOMIQUES (National Institute of Statistics and Economic Studies) or any other index which may replace it, if applicable.

In the event that no other index is substituted for such index, the parties mutually agree to chose another index and calculate, if necessary, an adjustment index.

In case no agreement is reached between the parties, the replacement index shall be determined by three experts chosen by mutual agreement between the parties or designated ex officio by the President of the District Court of Paris, at the request of the most diligent party.

The first rent, payable on October 1, 1991, shall not be subject to readjustment.

For subsequent rental payments, the reference index [to be used] throughout the entire duration of the agreement shall be that of the first quarter of 1991, i.e. 972.

Insofar as the comparison index is concerned, the last index published on the due date of each quarterly rental payment shall be used.



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                                    [Page 16]

The new rent shall be calculated by applying to the base rent, at the percentage rate indicated above, the positive (or negative) difference between the reference index and the comparison index based on the following formula

[see formula in original document]

Lx       = new rent
Lb       = base rent
I0       = reference index
I1       = comparison index

The parties agree that the rent actually received by the LESSOR can under no circumstances be lower than the base rent established above.

C) DUTIES AND TAXES

To the rental payments determined above shall be added duties and taxes and similar, in particular V.A.T.

The entirety of the terms governing the rental payments set forth above have been established on the basis of regulatory and taxation provisions currently in effect; in the event of a change in the regulations, such terms shall be adjusted in such a way that the net remuneration of the LESSOR remains at all times equivalent to that resulting from the terms applicable at the time the agreement was entered into.

D) RENTAL SURCHARGE

A) V.A.T. LEVIED ON THE INVESTMENT (*)

The LESSEE agrees to pay to the LESSOR, as a rental surcharge, interest calculated on the basis of the "Average Monthly Rate for Interbank Transactions on the Money Market for Day-to-Day Funds" T.M.M. + one point, PRORATA TEMPORIS, based on the amount of V.A.T. levied on the investment and settled by the LESSOR.

This rental surcharge is owed by the LESSEE, PRORATA TEMPORIS, from the effective date of this present instrument until the day of reimbursement of said V.A.T. to the LESSOR by the Public Treasury pursuant to the terms provided for under Decree No. 72-102 of February 4, 1972 and shall be invoiced at that date.

B) RENT-INCREASING CHARGES

The LESSEE agrees to pay to the LESSOR a rental surcharge equivalent to the amount of so-called "rent-increasing charges", such as insurance premiums for real-estate property, property tax, etc. This additional rental charge shall be paid to the LESSOR eight working days prior to payment by the latter of said charges.

These additional rental charges, plus any taxes, duties and any possible and similar surcharges, in particular Value-Added Tax, shall be wired to the LESSOR's bank account identified above.

(*) a) does not apply except to complementary investments.



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                                    [Page 17]

E) DEFAULT INTEREST

Any rent and rental surcharges that have not been paid by their due date, even partially, shall be subject by law to interest plus taxes, bank charges, expenses and fees, including those not usually giving rise to a right of recovery, rendered necessary to ensure their collection. Such interest shall be calculated on the basis of the amount (including all taxes) remaining unpaid from the due date until the settlement date, on the basis of the "Average Monthly Rate for Interbank Transactions on the Money Market for Day-to-Day Funds" T.M.M plus four points; this rate can not be lower than 15% per annum, exclusive of taxes.

Furthermore, at the discretion of the LESSOR, the lease can be rescinded by operation of law pursuant to the terms set forth under Section IV "RESCISSION" below.


ARTICLE 3 - COVENANTS AND TERMS

This present leasing agreement is entered into on the basis of the following covenants and terms, which are agreed to by the LESSEE:

A) OCCUPATION

1) The premises constituting the subject matter of this present instrument shall be used as warehousing space, laboratories, workshops and offices and annexed premises.

     The LESSEE shall be under the obligation, except if otherwise agreed in writing by the LESSOR, to use the premises for their purpose set forth above until the expiration of this present lease.

     Any total or partial change in activity shall be subject to prior and written authorization by the LESSOR.

2) The LESSEE shall furnish "the building" and shall keep it permanently equipped with furniture and furniture objects in a quantity and with a value sufficient to ensure payment of the rent and fulfillment of the terms of this present agreement at all times.

3) The LESSEE assumes personal responsibility, without recourse against the LESSOR, for obtaining all authorizations necessary to occupy "the building"; the LESSEE agrees to comply, throughout the duration of this present instrument, with all legal and regulatory provisions applicable in this matter, and in particular with the documents pertaining to the zoning plan that applies to the building, a copy of which it acknowledges to have received.

     Furthermore, the LESSEE agrees to inform the LESSOR, by certified letter, of any fact that may change the conditions of authorization contemplated above and possibly lead to their abrogation.

     The LESSEE in particular agrees to comply with all legal and regulatory provisions pertaining to safety standards and, specifically, to have performed, without delay and at its expense and at its sole responsibility, all work which may become necessary for that purpose, in such a way that the LESSOR can never be concerned or held to account in this matter.

4) The LESSEE may not undertake anything or have others engage in anything in "the building" which may adversely impact the order, look or the property of "the building" or affect the neighbors and shall otherwise comply with the provisions of the regulations regarding enjoyment or co-ownership.

                                    [Page 18]

B) MAINTENANCE - WORK

5)   The LESSEE receives "the building" as is.

     The LESSEE shall keep it in good repair for rental or other uses.

     The LESSEE shall perform, at its sole expense, risk and peril, all maintenance work, including all repairs as defined in Article 606 Civil Code; the LESSEE shall not be entitled to invoke the provisions of Article 1724 Paragraph 2 Civil Code. At the end of the leasing agreement, the LESSEE shall restore "the building" to a good serviceable condition.

6) During the entire term of the leasing agreement, the LESSEE shall be responsible:

     -    for all apparent faults and defects, which it agrees to repair;

     - for all hidden defects which would affect either the fabric of the building or its fixtures and fittings;

     In this matter, the LESSOR can not be held responsible for any reason whatsoever or at any time.

     The LESSEE shall therefore directly exercise any [right of] recourse it deems fit against the companies having participated in the construction of "the building" and all third parties which may be involved therein, including, if applicable, the project supervisor and the contractors, and the LESSEE shall be under obligation to communicate this prior thereto to the LESSOR.

     Furthermore, the LESSEE agrees to notify the LESSOR, for all fit purposes, of any faults, apparent or hidden defects, during the month in which they are discovered, by means of a certified letter with return receipt.

7) The LESSEE shall be entitled to perform in "the building" constituting the subject matter of this present leasing agreement, at its exclusive expense, risk and peril and without [right of] recourse or recovery against the LESSOR, all work involving equipment and installation necessary for or specific to its professional use.

     Any important change in distribution, demolition, breaking of walls, beams or floors shall be subject to prior and written authorization by the LESSOR.

     The work contemplated in the two preceding paragraphs may only be performed under the supervision and inspection of the architect designated by the LESSOR and whose fees shall be borne by the LESSEE. All embellishments and changes made in such fashion by the LESSEE shall be left in their then current condition at the end of the leasing agreement, without compensation, and the LESSOR shall not be entitled to demand restoration of the premises to their original state.

8) The LESSOR's representatives shall at all times be afforded access to "the building" for any monitoring or inspection they deem necessary.

                                    [Page 19]

C)   GENERAL TERMS AND CONDITIONS

9) The LESSEE agrees to provide the LESSOR, within six months of the end of its fiscal year, with a copy of its balance sheet, income statement as well as, if applicable, reports (management, auditors), for the Annual General Meeting.

10) The LESSEE shall be required to comply with the provisions pertaining to accounting publication of leasing transactions, in such a manner that the LESSOR is never concerned about this matter.

11) The LESSEE agrees, for itself and for its eligible representatives, to comply with the legislative and regulatory provisions pertaining to real-estate leasing transactions.

12) THE LESSEE agrees to fulfill all duties the LESSOR may assume pursuant to the terms of the aforementioned purchase instrument and furthermore agrees to pay directly to or reimburse the LESSOR for all expenses related therewith, regardless of their cause and origin, which are included in the lease amount.

ARTICLE 4 - FEES AND TAXES

The LESSEE shall settle, as and when due, all charges, real-estate contributions, professional and other taxes and, generally speaking, all taxes, contributions, and duties owed by it; their payment must be evidenced whenever the LESSOR requests this.

The LESSEE shall, at the end of the leasing agreement, evidence the payment of such charges and taxes up until the term of this present instrument.

The LESSEE agrees to pay to the LESSOR, pursuant to the terms provided for in
Article 2 Paragraph D) b), the amount of all contributions and duties connected with the real-estate property (property taxes, etc.), including all municipal duties and contributions, in such a way that the rent stipulated in Article 2 above represents for the LESSOR a revenue net of any charges.

It is herewith specified that the LESSOR shall have the right, in case the LESSEE defaults on payment of any sum owed to third parties for which the LESSEE has assumed responsibility pursuant to the terms of this present instrument, to proceed with payment of the sum in question.

The LESSEE shall then reimburse the LESSOR for such sum plus penalties, fines and all fees paid by the LESSOR. The resulting total in turn shall be increased by default interest calculated until the date of reimbursement on the basis of the "Average Monthly Rate for Interbank Transactions on the Money Market for Day-to-Day Funds" T.M.M plus four points; this rate can not be lower than 14% per annum, exclusive of taxes.

Furthermore, at the discretion of the LESSOR, this present instrument can be rescinded pursuant to the terms set forth under Section IV "RESCISSION" below, any payment notwithstanding.

                                    [Page 20]

ARTICLE 5 - ASSIGNMENT - SUBLEASING - MANAGEMENT

The assignment, subleasing or the management, with or without a change in business, can be authorized pursuant to the following conditions, provided they are not of the kind to lead to the loss of the tax benefit established in this present instrument for leasing agreements and, in general, for Real-Estate Companies for Trade and Industry (SICOMI) and as long as they are not prohibited by any legislative, regulatory or interpretative provision pertaining to the leasing agreement.

A)   ASSIGNMENT

Any planned assignment of this present leasing agreement, regardless by what means it may take place (pure and simple, assignment, merger, contribution, takeover, etc.) shall be communicated to the LESSOR by means of a certified letter with return receipt three months prior to the scheduled effective date of the assignment.

Such assignment must be authorized in writing by the LESSOR under penalty of nullity and, if the LESSOR sees it fit to do so, of rescission of this present leasing agreement.

In case the LESSOR agrees thereto, the following conditions shall be imposed:

- The assignment must be carried out in the presence of the LESSOR or duly communicated to the latter by means of a certified letter with return receipt addressed to its corporate headquarters at least 15 days in advance.

- The ASSIGNOR shall transfer to the ASSIGNEE, pursuant to the terms of one and the same instrument, all rights resulting of this present instrument and, in particular, the rights associated with the promised sale granted to the ASSIGNOR under Section III "PROMISE OF SALE" hereinafter; the lease and the promise of sale forming, pursuant to the joint intention of the parties, a single indivisible whole, in accordance with the law and ordinance cited above.

- The ASSIGNEE shall be required, notably in regard to the LESSOR, to comply with all obligations resulting from these presents.

- THE ASSIGNEE shall remain a joint guarantor of the ASSIGNOR and, if applicable, of the subsequent assignees for payment of rent and compliance with all terms of this present lease.

B)   SUBLEASING

The LESSEE shall be entitled to sublet the property leased as long as it complies with the stipulations of the first paragraph of this present Article and the provisions governing the subleasing of property financed through a lease-to-buy (provisions currently applicable, Section II of the Instruction (D.G.I) of May 28, 1970, note (B.O.D.G.I 4 H-3-77) of June 7, 1977.

Such sublease must be submitted in advance to the LESSOR for authorization and may only be granted to reputable and known persons or commercial companies whose activity in "the building" may only be commercial in nature under penalty of nullity and, if the LESSOR deems this fit, of rescission of this present leasing agreement.

Upon expiration of the lease, the LESSOR shall not be under any obligation to renew the subleasing agreements, with "the building" being leased constituting, pursuant to the joint intention of the parties, an indivisible whole, even in the event that it should be physically divisible.

                                    [Page 21]

All modification or restoration work subsequent to such subleasing shall be at the sole expense of the LESSEE.

The subleasing agreement shall include a clause pursuant to which the sublessee declares to have been informed that the subleasing agreement can not be held against the LESSOR, with the sublessee therefore waiving all rights and actions vis-a-vis the LESSOR, and agrees to vacate "the building" in the event of cessation of the leasing agreement for any reason whatsoever (non-request of compliance with the promise of sale by the LESSEE, rescission, expropriation).

C)   MANAGEMENT

The LESSEE can not appoint a manager, whether remunerated or not, over its assets, whether as a whole or in part, without the prior and written consent of the LESSOR, under penalty of rescission of this present instrument, if the latter deems it fit to do so.

D)   ASSIGNMENT BY THE LESSOR

In accordance with the provisions of Article I-1 of the Law No. 66-455 of July 2, 1966, modified by Ordinance No. 67-837 of September 28, 1967 cited above, the LESSOR agrees, in the case of assignment of the property constituting the subject matter of this present agreement, during the term of its performance, to make its ASSIGNEE or its subsequent assignees, together with whom it shall remain a joint guarantor, subject to the fulfillment of all obligations for which it assumes responsibility pursuant to the terms of this present instrument.

ARTICLE 6 - LIABILITY - INSURANCE

I.   AGREEMENTS BETWEEN THE PARTIES

The LESSEE expressly agrees to waive any recourse against the LESSOR for any damage whatsoever caused either to "the building" constituting the subject matter of the leasing agreement or to property of any nature belonging to or entrusted to the LESSEE as well as for all intangible damage caused to the LESSEE.

The parties furthermore mutually waive the application of Article 1722 Civil Code in the circumstances set forth in Paragraph III "CLAIMS/EVENTS OF LOSS" below.

II.  INSURANCE

The transaction constituting the subject matter of the leasing agreement shall be guaranteed by insurance contracts which the LESSEE agrees to take out both on its own account as well as for that of the LESSOR for the entire term of the lease, to wit:

a) Contract "CIVIL LIABILITY INSURANCE FOR OWNERS OF REAL PROPERTY" (constituting the subject matter of the lease) with regard to neighbors and third parties, with coverage in the amount usually obtained on the French insurance market.
b) Insurance Contract for "Damage to Property" (constituting the subject matter of the lease), guaranteeing the replacement value (subject to an index-based adjustment clause) of the building and the modifications considered to be fixtures (including those carried out by the LESSEE without financing by the LESSOR), covering the risks set forth below:

-        fire, lightning, explosions
-        airplane disaster
-        storms (hurricanes, high winds, tornado, cyclone)
-        smoke,

                                   [Page 22]

-        impact of ground vehicles,
-        water damage (including locating the leak),
-        damage resulting from improper functioning of automatic extinguishers,
- strikes, riots, riots, vandalism, ill will, acts of terrorism and sabotage,
-        electrical damage,
-        loss of rental payments,
-        glass breakage,
- reimbursement of the "STRUCTURAL DAMAGE" premium to satisfy the duty of insurance (Article 242.1 Insurance Code) concerning restoration and repair and/or reconstruction of damaged buildings,
- fees of decorators, design/construction management, technical control, and engineering firms,
- fees necessary to restore the premises in conformity with construction legislation and regulations,
-        expenses related to relocation, warehousing and reinstallation,
- expenses related to excavations, demolitions and decontaminations as well as expenses incurred as the result of measures imposed by means of administrative decisions.

c) "CIVIL LIABILITY" contract vis-a-vis neighbors and third parties.

d) a "PROPERTY DAMAGE" contract covering the risks set forth below:

-  fire, lightning, explosion, water damage

covering the personal or similar property, in particular materials, tools, equipment, fittings and goods of any kind belonging to THE LESSEE and located in the building constituting the subject matter of the leasing agreement.

The contracts shall include a clause by means of which [the LESSEE] waives its [right of] recourse against the LESSOR.

Additional Provisions

a) The LESSEE agrees to provide the LESSOR with a copy of the annual report regarding the replacement value of the building, which shall be used to determine the insurance amounts.

     The LESSEE agrees to indicate without delay to the insurers, during the execution of the insurance contracts and during their term, any element which may impact their assessment of the risks covered.

b) The agreements entered into by the LESSEE shall contain a clause specifying:

- that in the case of rescission or suspension, for any reason whatsoever, the insurer shall be required to communicate this prior thereto to the LESSOR. In this case, the LESSOR shall undertake all reasonable measures and MAY, in particular, pay the premiums on behalf of the LESSEE, WHOM it may sue for reimbursement by means of all appropriate legal channels.

- that in case the insurer fails to comply with the above, its guaranty to the LESSOR shall be called upon.

                                    [Page 23]

c) The LESSOR shall be designated as the beneficiary of the compensation paid by the insurers of the LESSEE under the agreements set forth in paragraphs
     a) and b) while being obligated to use them for the reconstruction of the building constituting the subject matter of the leasing agreement, except for compensation corresponding to the reimbursement of moving and reinstallation expenses, which shall be paid back to the LESSEE. The LESSEE in turn agrees to use the compensation received under the "property damage" contract for the reconstitution of the layout and equipment.

d) The premiums pertaining to the insurance contracts shall be borne by the LESSEE, and the corresponding V.A.T. shall be rebilled as a rental surcharge.

e) A copy of the contracts to be entered into by the LESSEE shall be forwarded to the LESSOR prior to the signing of this present instrument in order to allow the LESSOR to ascertain that all risks set forth above have been covered.

f) The LESSEE agrees, by means of a statement by its insurance agent, to notify the LESSOR each and every year of any amendments made to the contract or the absence of any changes as well as to evidence the payment of the premiums.

g) In the event that amendments are made to the insurance contracts set forth in Article II above and approved prior to the signing of this present agreement by the LESSOR, the latter reserves the right to have its insurer-counsel sign any additional insurance contract it deems necessary and whose premiums shall be assumed by the LESSEE.


III. CLAIMS/EVENTS OF LOSS

A.   GENERAL TERMS AND CONDITIONS

1. The LESSEE shall without delay report to the corresponding insurance companies and to the LESSOR each and every loss, regardless of its scope, even if such loss does not lead to any apparent damage.

2. In the case of a loss which destroys all or part of "the building" and which is followed by reconstruction, the LESSEE shall take out, for the joint account [of the parties], a "STRUCTURAL DAMAGE" contract pursuant to the terms of the Law of January 4, 1978, a "FULL-COVERAGE CONSTRUCTION SITE" contract covering all damage suffered by the structure during the construction until its acceptance, not exceeding the construction cost, and a "PROJECT SUPERVISOR LIABILITY" contract vis-a-vis the neighbors and third parties for the transaction constituting the leasing agreement, not to exceed the guarantee amounts normally obtained on the French insurance market.

     The LESSEE agrees hereinafter to evidence the execution of the contracts set forth above and of the "DECENNIAL CIVIL LIABILITY" contract pursuant to the provisions of the Law of January 4, 1978 executed by all persons subject to the duty to obtain insurance, including the LESSEE.

3. In the event that the property leased is destroyed or damaged while the guaranty of the insurance companies can not (or only insufficiently) be called, the LESSEE shall assume the entirety (or the remainder) of the expenses necessary for the reconstruction of the property having suffered the loss, to which the LESSEE agrees unless he exercises the options exercised [SIC - provided] under paragraphs B and C (early rescission of the leasing agreement).

                                    [Page 24]

4. The amount of compensation which may be owed by the insurance companies as the result of a partial or total loss which occurred on the leased premises shall be negotiated by the LESSEE in the presence of the LESSOR or duly communicated to the latter.

     The LESSEE shall be responsible for paying, during the term of the amicable dispute or of the court procedure, all rental payments which come due. The LESSEE shall furthermore pay directly to or reimburse the LESSOR for all expenses, charges and fees which may be owed.

B.   Partial Loss

In the case of partial destruction of "the building" constituting the subject matter of the leasing agreement, the LESSEE shall not be entitled to rescind this present agreement, demand payment of any compensation whatsoever nor a reduction in rent.

The LESSEE shall be responsible for restoring the damaged/destroyed building at its sole expense, risk and peril after having obtained the necessary administrative authorizations. The LESSOR in turn agrees to use all compensation it may receive from the insurance companies, after deduction of all taxes and duties which may be levied on such compensation, for the payment of the reconstruction work of the building.

This present agreement shall remain in effect until its normal end and pursuant to the terms set forth in this present instrument.

In case the restoration can not take place in the absence of the necessary administrative authorizations and the normal use of "the building" can not occur, the LESSEE has the following options:

- to uphold this present leasing agreement for that part of "the building" which was not destroyed; in this case, the amount representing the rental share shall be reduced from the date on which the LESSOR receives the compensation paid by the insurance companies, after deduction of the fees, taxes and duties levied on such compensation, which are kept by the LESSOR,

- to demand the rescission of the leasing agreement pursuant to the terms set forth in Article 9 below, if the loss occurs before ten years have elapsed,

-    to demand the realization of the promise of sale such as set forth in
     Article 8 below.

In the latter case, the price shall be calculated as described in Article 8 "Promise of Sale", Item b.

From the price determined as above, the amount, net of any charges, taxes and duties, of the compensation paid by the insurance company to the LESSOR shall be deducted. In turn, any taxes and duties which may be incurred by the LESSOR as the result of such early realization of the promise of sale shall be added to such price.

Finally, the terms of the sale realized in such a manner for the benefit of the LESSEE shall be those set forth in Section III of this present agreement.

                                    [Page 25]

C.   TOTAL LOSS

In the event of a loss which results in the total destruction of "the building", the LESSEE shall be entitled to:

- reconstruct "the building" destroyed at its sole expense, risk and peril after having obtained the necessary administrative authorizations. The LESSOR in turn agrees to use all compensation it may receive from the insurance companies, after deduction of all taxes and duties which may be levied on such compensation, for the payment of the reconstruction work of "the building".

     This present agreement shall remain in effect until its normal term and pursuant to the conditions set forth in this present agreement.

- to demand the rescission of the leasing agreement pursuant to the terms set forth in Article 9 below,
[or]
- to demand the realization of the promise of sale such as set forth in the paragraph "Partial Loss".


ARTICLE 7 - VALUE-ADDED TAX

This present transaction is subject to value-added tax at the option of the LESSOR.


                          SECTION III - PROMISE OF SALE


ARTICLE 8 - PROMISE OF SALE

Within the scope of the provisions set forth in Article 1-2(o) of the Law No. 66-455 of July 2, 1966, modified by the Ordinance No. 67-837 of September 28, 1967, pertaining to leasing agreements, the LESSOR promises to sell to the LESSEE "the building" above constituting the subject matter of this present instrument.

The LESSEE accepts the option offered, although without committing itself in any fashion to exercise it, reserving the right to use such option as it deems fit by the deadlines and pursuant to the terms specified.

The realization of the promise of sale can be requested by the LESSEE

-    on the expiration date of the leasing agreement,

- during the term of the leasing agreement, although only at the end of the tenth year following the effective date of this present agreement and solely at each anniversary date of such effective date of the leasing agreement.

The request for realization of such promise of sale shall be formulated by means of a certified letter with return receipt, addressed to the LESSOR with six months' advance notice.

                                    [Page 26]

The validity of this request for realization is subordinate to perfect compliance by the LESSEE or its possible assignees with all duties and covenants arising out of this present leasing agreement and subject to the proviso that it be accompanied by a bank guarantee to ensure the payment of a sum sufficient to cover the entire purchase price as well as the expenses and charges resulting from such purchase.

The sale shall be carried out by means of a notarized document to be received by the notary of the LESSOR, with the consent of the notary of the LESSEE; all expenses, charges, duties and emoluments related with such sale shall be borne by the LESSEE.

The sale shall occur pursuant to the usual and statutory terms and without any guarantee by the LESSOR, in terms of its capacity as SELLER, pursuant to Article 1641 Civil Code and based on a price to be paid in cash on the signing date of the certified sales instrument, which may vary depending on the conditions set forth below:

a)   Sale upon Expiration of the Leasing Agreement

In the event that the sale takes place upon expiration of the leasing agreement, the price shall be equivalent to one French Franc.

b)   Sale during the Term of the Leasing Agreement

In the event that the sale takes place during the term of the leasing agreement, the price shall be equivalent to:

- the purchase price upon expiration of the leasing agreement, as set forth above,

- plus the sum resulting from an update, at a rate of 8.5% [8 %?] at the realization date of the promise of sale, of the rental payments remaining outstanding until the end of the leasing agreement and readjusted at such date pursuant to the terms set forth in Article 2 B above.

In case the LESSEE requests the realization of the sale prior to the expiration of the period set forth in Article 210, Attachment II of the C.G.I, the LESSOR shall then be under obligation to pay back a proportional part of the V.A.T. levied on the investment and recovered prior thereto; as a result thereof, in this case, the LESSEE agrees to pay to the LESSOR, beyond the price set forth above, the amount of V.A.T. to be paid back by the LESSOR pursuant to Article 210, Attachment II of the C.G.I.

The LESSOR shall at the same time provide the LESSEE with the statement allowing the latter to recover the V.A.T. paid in such fashion.

                                    [Page 27]

                             SECTION IV - RESCISSION

ARTICLE 9 - RESCISSION BY THE LESSEE

This present leasing agreement can be rescinded, at the request of the LESSEE, under the following circumstances:

1. The rescission can only occur prior to the end of the tenth year and shall come into effect at the end of the then current leasing year.

2. The LESSEE shall communicate to the LESSOR, by means of a certified letter with return receipt, its intention to rescind the agreement at least six months prior to the month on which it wishes such rescission to take effect.

3. The LESSEE shall pay to the LESSOR, no later than by the effective date of the rescission, a rescission compensation equivalent to the cumulative amount of the rental payments, exclusive of taxes, remaining from the effective date of the rescission until the term set forth in this present agreement; such amount shall be readjusted at such date pursuant to the terms set forth in Article 2 B above, plus V.A.T.

4. The LESSEE shall return to the LESSOR, no later than by the effective date of the rescission, "the building" in perfect conditions of maintenance and repairs and free from any tenancy or occupation.

5. In the event that, between the rescission date and the normal end date set forth in this present instrument, the LESSOR should assign "the building" constituting the subject matter of this present instrument to a third party, the LESSOR shall be under obligation to pay to the LESSEE, provided the latter has complied with all its obligations arising out of this present agreement and, in particular, paid the compensation set forth above, the net amount of the proceeds of the assignment, after deduction of the expenses and charges incurred by the LESSOR and for which the LESSEE would normally have been responsible if the LESSEE had remained on the premises, as well as the charges, taxes, duties and fees which may result from the rescission of this present instrument and of the amount of the contributions to the amortization and contingency accounts pertaining to "the building" identified above during the period elapsed between the rescission date and the assignment date.

     Under no circumstances, however, must the amount to be paid to the LESSEE exceed the amount of pre-tax rent remaining outstanding between the date of the assignment by means of a certified instrument and the term provided for under this present agreement, if such agreement would have remained in effect for its full term, and such amount shall be readjusted on aforesaid date pursuant to the provisions set forth in Article 2 B above.

     The parties agree that the terms of the sale (or of the lease contemplated in Paragraph 6 below) which the LESSOR may grant shall be subject to its sole diligence and its exclusive discretion, without any intervention by the LESSEE.

                                    [Page 28]


6. In the event that, between the rescission date and the term set forth in the agreement, the LESSOR leases "the building" constituting the subject matter of this present instrument to a third party, whether on the basis of a pure and simple lease or of a leasing agreement, the LESSOR shall pay to the original LESSEE, provided the latter has complied with all its obligations arising out of this present agreement and, in particular, paid the compensation set forth above, the rental payments proceeding from the new tenant during their respective month of collection, after deduction of a sum equivalent to 10% of the pre-tax amount of each rental payment for management expenses and of any possible expenses, duties or taxes, including the amount of contributions to the amortization and contingency accounts related with the properties identified above during the period which has elapsed between the rescission date and the effective date of the new lease; such payments must not exceed the amount of rent which would have been owed by the original LESSEE in case this present agreement had not been rescinded.

     These payments are furthermore only owed by the LESSOR until the end of the term set forth in this present agreement.

     All possible expenses, charges, duties and fees resulting from the implementation of this present Article "RESCISSION" shall be borne by the LESSEE.


ARTICLE 10 - RESCISSION BY THE LESSOR

Upon non-payment of a single rental payment when due, as in the event of any non-payment of any sum to be paid by the LESSEE pursuant to the terms of this present instrument, or in the case of non-fulfillment of any term of this present instrument, this present leasing agreement shall be rescinded by operation of law, if the LESSOR deems it fit to do so, one month after simple notification of non-payment or non-compliance or one month after an order to pay has been communicated to the LESSEE; the declaration of such rescission in court shall not be required.

The LESSOR shall resume free disposal over "the building" by simple eviction of the LESSEE by injunction, and subsequent offers can not interrupt the effect of this clause [sic]. In this case, the LESSOR shall retain the right of payment of rent accrued and reimbursement of all sums for which the LESSEE is responsible.

The LESSEE shall furthermore be under obligation to pay to the LESSOR, no later than on the effective date of the rescission, compensation whose amount shall be determined as set forth in Paragraph 3 of Article 9 above. In the event that the premises are assigned or rented again, the stipulations of Paragraphs 5 and 6 of
Article 9 above pertaining to sums to be paid to the LESSEE shall be applicable.

                                    [Page 29]

                            SECTION V - EXPROPRIATION

ARTICLE 11 - EXPROPRIATION

TOTAL EXPROPRIATION:

In the event that the building is expropriated in its entirety, the leasing agreement shall be rescinded by operation of law as of the date of the ordinance resulting in the transfer of property of "the building" to the expropriating entity.

However, since enjoyment of "the building" may only be granted to the expropriating entity after payment to the LESSOR of the expropriation compensation, the LESSEE shall owe to the LESSOR, as of the date of the aforementioned ordinance and until actual payment of the expropriation compensation, at which time "the building" must be released without delay, an occupation compensation equivalent to the amount of the rental payments and rental surcharges owed for such period; such compensation shall be payable pursuant to the same terms and at the same times as the rental payments and rental surcharges.

On the other hand, if the compensation paid to the LESSOR represents, after deduction of all fees and expenses incurred by reason of the expropriation and of all taxes that remain outstanding, in particular in terms of capital gains, an amount higher than the amount resulting from the update of the actuarial rate of 8% of the rental payments remaining outstanding until the end of the leasing agreement and readjusted as of the day of payment of the expropriation compensation pursuant to the terms set forth in Article 2 B above, the LESSOR shall immediately pay to the LESSEE the difference between these two amounts.

Otherwise, the LESSEE shall be under obligation to immediately pay this difference to the LESSOR; it shall be specified that the security interest of the LESSOR in the furniture on the rented premises shall also guarantee payment of such difference in terms of payment of above compensation.

PARTIAL EXPROPRIATION

In case "the building" is only expropriated in part, the leasing agreement shall remain in effect for the portion not expropriated. The amount of the leasing agreement, readjusted pursuant to the same terms as the rental payments, shall be decreased, from the day on which the expropriation compensation is received by the LESSOR, by a sum equivalent to the amount of the compensation, after deduction of all expenses proven by the expropriation manager and of all taxes owed, in particular in terms of increases in value.

DISPUTES

The amount of the compensations offered by the expropriating authority can only be accepted by the LESSOR with the consent of the LESSEE, although the latter must communicate its response no later than one month after it is notified by the LESSOR that the LESSOR wishes to accept the offers received. Such notification shall be made by certified letter with return receipt.

In case the LESSEE disagrees regarding the amount of the compensations accepted by the LESSOR, the latter shall thereinafter grant the LESSEE all powers to contest the amount of the compensations before the expropriating entity.

                                    [Page 30]

In the event that the disputes do not lead to an amicable settlement, the LESSOR agrees to file, upon the first request to that effect by the LESSEE, any meaningful court action; the LESSEE shall be under obligation to participate in such actions.

While the protests are pending and until actual payment of the expropriation compensation, the LESSEE shall owe the LESSOR:

- in the event of total expropriation: an occupation compensation equivalent to the amount of the applicable rental payments and rental surcharges for such period;

- in the event of partial expropriation: all applicable rental payments and rental surcharges for such period; the reduction in rent contemplated above can only take effect as of the day on which the compensation is actually paid.

The LESSEE shall furthermore be under obligation to directly pay to or reimburse the LESSOR for all expenses, charges and fees which may be owed.


                      SECTION VI - MISCELLANEOUS PROVISIONS


ARTICLE 12 - DECLARATIONS

The representative of the LESSEE declares that he is not currently and never has been subject to judicial reorganization or liquidation or suspension of payments and that he is current in terms of payment of taxes and contributions to the Administrations of direct and indirect Social-Security contributions.

ARTICLE 13 -LEASING AGREEMENT AS COLLATERAL

The LESSEE agrees to refrain from providing as liens or collateral to any person other than the LESSOR the intangible elements from which it benefits under this present leasing agreement.

ARTICLE 14 -PUBLICATION OF REAL ESTATE TRANSACTIONS

A notarized copy of this present instrument shall be published, in accordance with the law, at the corresponding Mortgage Registry through the undersigned associate notary.

The parties declare to have knowledge of the following:

- for payment of the real-estate publication tax, that the cumulative amount of the rental payments and charges is TWENTY MILLION TWO HUNDRED FIFTY THOUSAND FRENCH FRANCS (20,250,000 French Francs), exclusive of taxes.

                                    [PAGE 31]

- for the purpose of collection of the salary of the Mortgage Administrator, the cumulative amount of the rental payments and rental surcharges, including V.A.T., is TWENTY FOUR MILLION SIXTEEN THOUSAND FIVE HUNDRED FRENCH FRANCS (24,016,500 French Francs).

The unredeemed part of the price to be paid by the LESSEE for the realization of the promise of sale is estimated to amount to one French Franc.

                                     POWERS

To comply with the formalities of publication of real-estate transactions, the parties - acting in pursuit of a common interest - grant all powers to all clerks of the notary office identified in the headers of this present instrument for the purpose of preparing and signing any additional instruments correcting this present instrument to make the same compliant with the mortgage and land as well as civil registry records.

ARTICLE 15 - ELECTION OF DOMICILE - SPECIFICATION OF JURISDICTION

The parties elect the following domiciles:

-    THE LESSOR: its corporate headquarters.
-    THE LESSEE: its corporate headquarters.

Any dispute arising out of the performance of this present instrument shall be submitted to the competent Court of PARIS.

ARTICLE 16 - FEES

All expenses, duties, taxes and fees, whether in the present or in the future, related with this present instrument or which may directly or indirectly be its result or consequence, in particular in terms of the notarized instrument required to evidence the transfer of property to the LESSEE during the realization of the promise of sale stipulated in SECTION III, shall be at the sole expense of the LESSEE.

WHEREOF INSTRUMENT    IN VIVO [HANDWRITTEN NOTES]   -  six pages


Executed and issued in PARIS (8th Arrondissement), 25 Avenue George V,

On the day and in the month and year indicated above.

Having read this present instrument, the parties signed it together with the undersigned notary.

[HANDWRITTEN NOTES]

(1)      p 5:     workshops and annexes ./. (reference mark 20)
(2)      p 5:     workshops ./.
(3)      p 6:     workshops and premises ./.
(4)      p 9:     paid ./.

[BOTTOM OF THE LEFT-HAND MARGIN]
Reference marks: 5
Blank spaces crossed out: 0
Full lines: 0
Words voided: 3
Numbers voided: 0

                                    [Page 32]

[Handwritten note]

p 14: (5) except as concerns the subleasing agreements granted to companies of the GUERBET group, to the extent that they comply with the above provisions.


                         [THREE SIGNATURES - ILLEGIBLE]


Reference mark (6) page 7: Joined to form the land registry parcel section F No. 1848, a place by the name of "La Briqueterie" with a surface of 1 hectare 15 ares [and] 4 square meters, according to the land registry record No.
1809 dated August 30, 1984./.

(Reference mark specifically approved as not included in the final remark).

                              Signature [ILLEGIBLE]

                              Signature [ILLEGIBLE]

                                    [Page 33]
                                                                         Page: 1
                                  ATTACHMENT 1

               AMORTIZATION SCHEDULE FOR THE ACCOUNT GUERBET S.A.
   Annexed to the Copy of an Instrument Received by the Undersigned Associate
                           Notary on October 28, 1991


INVESTMENT:                12725318.41 F
TRANSACTION DATE:          October 1, 1991
TERM:                      15 YEARS

[Column Headings, from left to right]

NUMBER
PAYMENT DATE
OUTSTANDING AFTER PAYMENTS
AMORTIZATION
INTEREST
AMOUNT OF PAYMENTS
REGRESSIVE CUMULATIVE AMOUNTS

[Last row]

TOTALS

                                    [Page 34]
                                                                         Page: 2

               AMORTIZATION SCHEDULE FOR THE ACCOUNT GUERBET S.A.

INVESTMENT:                12725318.41 F
TRANSACTION DATE:          October 1, 1991
TERM:                      15 YEARS

[Column Headings, from left to right]

NUMBER
PAYMENT DATE
OUTSTANDING AFTER PAYMENTS
AMORTIZATION
INTEREST
AMOUNT OF PAYMENTS
REGRESSIVE CUMULATIVE AMOUNTS

[Last row]

TOTALS

                                    [Page 35]

CERTIFIED AUTHENTIC COPY produced by an approved xerographic printer on twenty-nine pages, precisely collated and in conformity with the record bearing a reproduced remark indicating the number of reference marks, blank spaces crossed out as well as lines, words, and numbers voided.

Signature [ILLEGIBLE]

Signature [ILLEGIBLE]